EXHIBIT 2.2



                           STOCK PURCHASE AGREEMENT

                                  dated as of

                                 May 10, 1998

                                     among

                     SMURFIT INTERNATIONAL B.V., as Buyer,

                  JEFFERSON SMURFIT GROUP PLC, as Guarantor,


                 MORGAN STANLEY LEVERAGED EQUITY FUND II, INC.

                                      and

                          THE OTHER SHAREHOLDERS OF
                  JEFFERSON SMURFIT CORPORATION PARTY HERETO,

                                  as Sellers,

                                      and

                         JEFFERSON SMURFIT CORPORATION


                       Relating to the purchase and sale
                                      of
                       20,000,000 Shares of Common Stock
                                      of
                         Jefferson Smurfit Corporation




                               TABLE OF CONTENTS
                                 --------------

                                                                     Page
                                                                     ----

                                   ARTICLE 1
                                  Definitions

Section 1.1.    Definitions.............................................1

                                   ARTICLE 2
                               Purchase and Sale

Section 2.1.    Purchase and Sale.......................................2
Section 2.2.    Purchase Price..........................................3
Section 2.3.    Closing.................................................3
Section 2.4.    Time and Place of Closing...............................3
Section 2.5.    Additional Purchase Price...............................3

                                   ARTICLE 3
                   Representations and Warranties of Obligors

Section 3.1.    Organization............................................4
Section 3.2.    Authority...............................................4
Section 3.3.    No Violation............................................4
Section 3.4.    Securities Act Representation...........................5

                                   ARTICLE 4
                   Representations and Warranties of Sellers

Section 4.1.    Title to Shares.........................................5
Section 4.2.    Organization............................................6
Section 4.3.    Authority...............................................6
Section 4.4.    No Violation............................................6
Section 4.5.    No Solicitation.........................................7

                                   ARTICLE 5
                     Representations and Warranties of JSC

Section 5.1.    Organization............................................7
Section 5.2.    Authority...............................................7
Section 5.3.    No Violation............................................7

                                   ARTICLE 6
                                   Covenants

Section 6.1.    Efforts to Consummate...................................8
Section 6.2.    Notices of Certain Events...............................8
Section 6.3.    Public Announcements....................................8
Section 6.4.    Custody Arrangements....................................9
Section 6.5.    Ownership of Shares.....................................9

                                   ARTICLE 7
                             Conditions to Closing

Section 7.1.    Conditions to Obligations of Buyer, JSC and Sellers.....9
Section 7.2.    Conditions to Obligation of Sellers....................10
Section 7.3.    Conditions to Obligation of Buyer......................10

                                   ARTICLE 8
                           Survival; Indemnification

Section 8.1.    Survival of Representations and Warranties.............10
Section 8.2.    Indemnification........................................10

                                   ARTICLE 9
                                  Termination

Section 9.1.    Termination............................................13
Section 9.2.    Effect of Termination..................................13

                                   ARTICLE 10
                                 Miscellaneous

Section 10.1.   The Guaranty, etc......................................13
Section 10.2.   Notices................................................14
Section 10.3.   Expenses...............................................16
Section 10.4.   Entire Agreement.......................................16
Section 10.5.   Successors and Assigns.................................16
Section 10.6.   Amendments and Waivers.................................17
Section 10.7.   Agreement of Sellers...................................17
Section 10.8.   Stockholders' Agreement................................17
Section 10.9.   Governing Law..........................................17
Section 10.10.  WAIVER OF JURY TRIAL, ETC..............................17
Section 10.11.  Counterparts...........................................18
Section 10.12.  Captions...............................................18
Section 10.13.  Specific Performance...................................18
Section 10.14.  Representations, Warranties, Covenants and Agreements..18


                            STOCK PURCHASE AGREEMENT

               AGREEMENT dated as of May 10, 1998 among Smurfit International B.V., a corporation organized under the laws of the Netherlands ("Buyer"), Jefferson Smurfit Group plc, a corporation organized under the laws of Ireland ("Guarantor"), Morgan Stanley Leveraged Equity Fund II, Inc., a Delaware corporation ("MSLEF"), and the other Sellers listed on the signature pages hereof (collectively, and together with MSLEF, the "Sellers"), and Jefferson Smurfit Corporation, a Delaware corporation ("JSC").

                          W  I  T  N  E  S  S  E  T  H

               WHEREAS, Buyer and Sellers are shareholders of JSC;

               WHEREAS, JSC, a wholly owned subsidiary of JSC and Stone Container Corporation, a Delaware corporation ("Stone"), are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of JSC will merge with and into Stone (the "Merger"), upon the terms and subject to the conditions set forth therein; and

               WHEREAS, in connection with the Merger, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the shares of common stock, par value $0.01 per share, of JSC (the "Common Stock") listed on Schedule A hereto (adjusted to give effect to any stock splits, stock dividends, recapitalizations or similar transactions declared or occurring between the date hereof and the closing hereunder), upon the terms and subject to the conditions hereinafter set forth.

               The parties hereto agree as follows:


                                   ARTICLE 1
                                  Definitions

               Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Closing Date" means the date of the Closing.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Obligor" means each of Buyer and Guarantor.

               "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

               Term                                         Section
               ----                                         -------
               Additional Purchase Price                      2.05(a)
               Buyer Indemnified Parties                      8.02(a)
               Closing                                        2.04
               Common Stock                                 Recitals
               Encumbrances                                   4.01
               Indemnification Claim                          8.02(d)
               Initial Purchase Price                         2.02
               Losses                                         8.02(a)
               JSC Indemnified Parties                        8.02(a)
               Post-Merger Average Market Price               2.05(b)
               Seller Indemnified Parties                     8.02(b)
               Shares                                         2.01
               Stockholders' Agreement                        4.01
               Volume Weighted Prices                         2.05(a)


                                   ARTICLE 2
                               Purchase and Sale


               Section 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing each Seller, severally and not jointly, agrees to sell to Buyer, and Buyer agrees to purchase from each Seller, the number of shares of Common Stock set forth opposite such Seller's name on Schedule A to this Agreement (the "Shares").

               Section 2.2. Purchase Price. The purchase price to be paid by Buyer at the Closing to each Seller for each Share to be sold and purchased hereunder (the "Initial Purchase Price") shall be an amount equal to $25.00 plus interest thereon from and including the date hereof to but excluding the date on which payment is made at a rate of 6% per annum. Such interest shall accrue daily on the basis of a year of 365 days and the actual number of days for which due, but shall not compound. The Initial Purchase Price shall be adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and the Closing. The Initial Purchase Price shall be paid as provided in Section 2.03.

               Section 2.3.  Closing.  At the Closing:

               (a) Buyer will wire transfer to each Seller, in immediately available funds to an account designated by such Seller by written notice to Buyer not later than two business days prior to the Closing, the Initial Purchase Price payable for the Shares sold by such Seller to Buyer hereunder; and

               (b) Each Seller will deliver or cause to be delivered to Buyer one or more certificates for the Shares sold by such Seller to Buyer hereunder, duly endorsed for transfer in blank, with any required stock transfer stamps attached.

               Section 2.4. Time and Place of Closing. The consummation of the purchase and sale of the Shares hereunder (the "Closing") will take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, concurrently with the consummation of the Merger, or at such other time or place as Buyer and MSLEF may mutually agree (it being understood that the purchase of the Shares shall not be deemed to have occurred until the Merger has occurred).

               Section 2.5. Additional Purchase Price. (a) If the Post-Merger Average Market Price exceeds $28.00, the purchase price payable hereunder in respect of each Share shall be increased by an amount equal to 25% of such excess, not to exceed $0.50 per Share (such additional payment, the "Additional Purchase Price"). For purposes of the foregoing, the "Post-Merger Average Market Price" shall mean the arithmetic average of the "Volume Weighted Prices." "Volume Weighted Prices" shall mean, for each of the ten trading days beginning on and including the second trading day after the Closing Date, the number obtained by dividing (x) the sum, for each trade on such trading day, of (i) the price at which such trade was transacted times (ii) the number of shares in such trade by (y) the aggregate number of shares traded on such trading day. The transaction reports of the New York Stock Exchange or The Nasdaq National Market shall be used to calculate each Volume Weighted Price. The provisions of this
Section 2.05(a) relating to the Additional Purchase Price shall be adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and the payment date.

               (b) The Additional Purchase Price, if any, shall be paid by Buyer to each Seller, by wire transfer of immediately available funds to the account of such Seller to which the Initial Purchase Price was paid, not later than two business days after the end of the ten trading day period referred to in Section 2.05(a).


                                   ARTICLE 3
                   Representations and Warranties of Obligors

               Each Obligor, severally and not jointly, represents and warrants (with respect to itself only) to each Seller and JSC as of the date hereof and as of the Closing Date that:

               Section 3.1. Organization. Buyer is a corporation duly organized and validly existing under the laws of the Netherlands. Guarantor is a corporation duly organized and validly existing under the laws of Ireland.

               Section 3.2. Authority. Such Obligor has all corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by such Obligor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Obligor. No other action on the part of such Obligor or its stockholders is necessary to authorize the execution and delivery of this Agreement by such Obligor or the performance by such Obligor of its obligations hereunder. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding agreement of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 3.3. No Violation. The execution and delivery of this Agreement by such Obligor, and the performance by such Obligor of its obligations hereunder and the consummation of the transactions contemplated hereby will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Obligor, (b) require the consent, waiver, approval, license or authorization or any filing by such Obligor with any governmental authority (other than pursuant to the merger control regulations of the European Union and a notification form filed under the HSR Act (and the expiration or termination of the waiting period thereunder) and any filings required under the 1934 Act) or
(c) assuming compliance with the matters referred to in clause (b), violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which such Obligor is subject or by which such Obligor is bound and which would have an adverse effect on the ability of such Obligor to perform its obligations under this Agreement.

               Section 3.4. Securities Act Representation. Buyer is not purchasing any Shares with a view to a distribution or resale of any of such Shares in violation of any applicable securities laws. Buyer understands that the Shares constitute restricted securities, are not registered under the 1933 Act or any state securities law, and the certificates representing the Shares will bear a legend to that effect. Buyer agrees that it shall not sell any of such Shares in violation of the 1933 Act. Buyer represents that it is a sophisticated investor and is able to bear the risk of an investment in JSC.


                                   ARTICLE 4
                   Representations and Warranties of Sellers

               Each Seller, severally and not jointly, represents and warrants (with respect to itself only) to each Obligor and JSC as of the date hereof and as of the Closing Date that:

               Section 4.1. Title to Shares. Such Seller has good and valid title to the Shares set forth opposite such Seller's name on Schedule A to this Agreement, free and clear of any security interests, liens, claims, pledges, encumbrances or other rights or claims of any other person of any kind or any preemptive rights (collectively, "Encumbrances"), except as may exist under the Stockholders' Agreement (the "Stockholders' Agreement") dated as of May 3, 1994 and amended as of January 13, 1997 (which Stockholders' Agreement shall terminate as hereinafter provided) or the related Registration Rights
Agreement dated as of the same date. At the Closing, Buyer will acquire all of such Seller's right, title and interest in and to the Shares and will receive good and valid title to the shares of Common Stock set forth opposite such Seller's name on Schedule A to this Agreement, free and clear of any and all Encumbrances.

               Section 4.2. Organization. Such Seller is a corporation, partnership, limited liability company or trust duly incorporated or formed, validly existing and (other than in the case of a trust) in good standing under the laws of its jurisdiction of its incorporation or formation.

               Section 4.3. Authority. Such Seller has all corporate, partnership or other power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, shareholder, partnership or other action on the part of such Seller. No other action on the part of such Seller or its stockholders or partners, as the case may be, is necessary to authorize the execution and delivery of this Agreement by such Seller or the performance by such Seller of its obligations hereunder. This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding agreement of such Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 4.4. No Violation. The execution and delivery of this Agreement by such Seller, and performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated hereby will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller, (b) require the consent, waiver, approval, license or authorization or any filing by such Seller with any governmental authority (other than a notification form filed under the HSR Act (and the expiration or termination of the waiting period thereunder) and any filings required under the 1934 Act), (c) assuming compliance with the matters referred to in clause (b), violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which such Seller is subject or by which such Seller is bound and which would have an adverse effect on the ability of such Seller to perform its obligations under this Agreement or (d) result in the creation or imposition of any tax or Encumbrance on the Shares, except for transfer taxes, if any.

               Section 4.5. No Solicitation. No Seller, nor anyone acting on its behalf, has taken or will take any action that would subject the sale of the Shares as contemplated hereby to the registration provisions of the 1933 Act.


                                   ARTICLE 5
                     Representations and Warranties of JSC

               JSC represents and warrants to each Seller and each Obligor as of the date hereof and as of the Closing Date that:

               Section 5.1. Organization. JSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               Section 5.2. Authority. JSC has all corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by JSC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of JSC. No other action on the part of JSC is necessary to authorize the execution and delivery of this Agreement by JSC or the performance by JSC of its obligations hereunder. This Agreement has been duly executed and delivered by JSC and constitutes a legal, valid and binding agreement of JSC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 5.3. No Violation. The execution and delivery of this Agreement by JSC, and performance by JSC of its obligations hereunder and the consummation of the transactions contemplated hereby will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to JSC, (b) require the consent, waiver, approval, license or authorization or any filing by JSC with any governmental authority (other than a notification form filed under the HSR Act (and the expiration or termination of the waiting period hereunder) and any filings required under the 1934 Act) or (c) assuming compliance with the matters referred to in clause (b), violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which JSC is subject or by which JSC is bound and which would have an adverse effect on the ability of JSC to perform its obligations under this Agreement.


                                   ARTICLE 6
                                   Covenants

               Section 6.1. Efforts to Consummate. Upon the terms and subject to the conditions of this Agreement, each of Buyer, JSC and each Seller agrees to use its respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper partners, officers or directors of each party to this Agreement will take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing.

               Section 6.2. Notices of Certain Events. Each party agrees that it will, upon obtaining knowledge of any of the following, promptly notify the other parties hereto of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated hereby; (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Buyer, any Seller or JSC that relates to this Agreement or the consummation of the transactions contemplated hereby.

               Section 6.3. Public Announcements. Except as required by law or regulation or the rules of any stock exchange, so long as this Agreement is in effect, Buyer and each of the Sellers hereto agrees that it will not, and Buyer and each of the Sellers agrees to cause its respective affiliates (excluding JSC) not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent will not be unreasonably withheld or delayed.

               Section 6.4. Escrow Arrangements. As promptly as practicable but in no event later than fourteen (14) days after the date hereof, each Seller will deposit one or more certificates covering the Shares to be sold by such Seller hereunder, duly endorsed for transfer or accompanied by stock powers in blank, to the Escrow Agent pursuant to the Escrow Agreement. The Escrow Agent shall be Bankers Trust Company, or such other party as the Buyer and MSLEF shall agree, and the Escrow Agreement shall be an escrow agreement in customary form which satisfies the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended, which is reasonably satisfactory to Buyer, MSLEF and JSC and which provides that (i) the Escrow Agent holds the Shares and any dividend or distribution on the Shares for the benefit of the Sellers (except that any dividends on the Shares shall be paid promptly to the Sellers); (ii) each Seller retains all rights to vote all Shares deposited by it in escrow; (iii) the Escrow Agent will deliver the Shares to Buyer at Closing or to the applicable Seller if this Agreement is terminated in accordance with its terms; and (iv) the Escrow Agreement may not be amended, waived or terminated without the written consent of Buyer, MSLEF and JSC, which, in the case of termination, will not be unreasonably withheld.

               Section 6.5. Ownership of Shares. Subject to the assignment rights of First Plaza Group Trust and Leeway & Co, in Section 10.05, each Seller shall retain beneficial ownership of not less than the number of shares of Common Stock set forth opposite such Seller's name on Schedule A hereto until the Closing (Shares held in the escrow arrangement described in Section
6.04 being included among Shares beneficially owned). The number of Shares to be retained by each Seller will be adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and the Closing. Leeway & Co. acts as nominee for State Street Bank and Trust Company and the Trustee for the Long Term Investment Trust.


                                   ARTICLE 7
                             Conditions to Closing

               Section 7.1. Conditions to Obligations of Buyer, JSC and Sellers. The respective obligations of Buyer, JSC and the Sellers to consummate the Closing are subject to the satisfaction or waiver by the Buyer, JSC and MSLEF of each of the following conditions:

               (a) No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

               (b) Any applicable waiting period under the HSR Act shall have expired or been terminated and any necessary approvals under similar laws of the European Union shall have been obtained.

               (c) The Merger shall be consummated in accordance with the terms of the Merger Agreement, as the same may be amended from time to time, concurrently with the consummation of the Closing hereunder (it being understood that the purchase of Shares shall not be deemed to have occurred until the Merger has occurred).

               Section 7.2. Conditions to Obligation of Sellers. The obligation of each Seller to consummate the Closing is subject to the satisfaction or waiver by MSLEF of the following further condition:

               (a) The representations and warranties of Buyer and JSC contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

               Section 7.3. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of each of the following further conditions:

               (a) The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

               (b) Sellers shall deliver an aggregate of 20,000,000 shares of Common Stock at the Closing (adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and the Closing).


                                   ARTICLE 8
                           Survival; Indemnification

               Section 8.1. Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, notwithstanding any investigation by or on behalf of any party before or after the Closing, except that the agreements contained in clause (y) of paragraph (c) of Section 8.02 hereof shall survive the Closing for a period of ten months. Notwithstanding the preceding sentence, the indemnification obligations set forth in Section 8.02 hereof shall survive the time at which they would otherwise terminate pursuant to the preceding sentence, if notice of the events or other matters giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought hereunder.

               Section 8.2. Indemnification. (a) After the Closing Date, each Seller agrees, severally and not jointly, to indemnify (i) each Obligor and each officer, director, partner, shareholder or employee of each Obligor, the officers, directors, partners and employees of each such shareholder or partner, and the affiliates, advisors and representatives of each Obligor or any such affiliate (collectively, the "Buyer Indemnified Parties") and (ii) JSC and each officer, director, partner, shareholder or employee of JSC, the officers, directors, partners and employees of each such shareholder or partner, and the affiliates, advisors and representatives of JSC or any such affiliate (collectively, the "JSC Indemnified Parties") on a reasonable periodic basis against any and all liabilities, damages, losses, costs or expenses whatsoever, including reasonable fees of counsel and expenses of investigation (collectively, "Losses"), suffered or incurred by any Buyer Indemnified Party or JSC Indemnified Party arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant or agreement of such Seller under this Agreement.

               (b) After the Closing Date, each Obligor agrees to indemnify (i) each Seller and each officer, director, partner, shareholder, trustee or employee of any Seller, the officers, directors, partners and employees of each such trustee, shareholder or partner, and the affiliates, advisors and representatives of any Seller or any of such affiliate (the "Seller Indemnified Parties") and (ii) each JSC Indemnified Party on a reasonable periodic basis against any and all Losses suffered or incurred by any Seller Indemnified Party or JSC Indemnified Party arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant or agreement of such Obligor under this Agreement.

               (c) JSC agrees to indemnify (i) each Seller Indemnified Party and (ii) each Buyer Indemnified Party on a reasonable periodic basis against any and all Losses suffered or incurred by any Seller Indemnified Party or Buyer Indemnified Party arising out of or resulting from (x) any breach of any representation or warranty or non-performance of any covenant or agreement of JSC under this Agreement or (y) any claim, action, suit, proceeding or investigation based on or arising out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby regardless of whether any such claim, action, suit, proceeding or investigation is asserted or commenced prior to or after the date hereof, provided that the indemnification provided for in this clause (y) shall not be available to the extent that (A) a Loss is determined by a court of competent jurisdiction to have resulted from the bad faith or willful misconduct of a Seller Indemnified Party (in the case of indemnification of a Seller Indemnified Party) or a Buyer Indemnified Party (in the case of indemnification of a Buyer Indemnified Party); (B) a Seller Indemnified Party or Buyer Indemnified Party has indemnification obligations in respect of such Loss in accordance with Section 8.02(a) or 8.02(b); (C) a Loss relates to a claim between the parties to any of the Transaction Agreements (as defined in the Merger Agreement) or the Asset Purchase Agreement (as defined in the Merger Agreement) relating to the subject matter of such Agreement; (D) a Loss relates to a claim by JSC (in its own right and not derivatively) against anyone to enforce its rights under an agreement to which it is party; or (E) a Loss relates to a direct claim (and not a third-party or derivative claim) between JSG and its affiliates (other than JSC and its subsidiaries), on the one hand, and MSLEF and its affiliates (other than JSC and its subsidiaries), on the other hand.

               (d) If any third party asserts a claim against any indemnified party for which indemnification would be available under Section 8.02 hereof (an "Indemnification Claim"), the indemnified party will promptly give notice of such Indemnification Claim, describing such Indemnification Claim with reasonable specificity, to the indemnifying party; provided that the failure to give such notice will not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Indemnification Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Indemnification Claim, including the employment of counsel (who may be the indemnifying party's counsel) reasonably satisfactory to the indemnified party; provided that if the indemnified party reasonably determines in good faith that its interest with respect to such Indemnification Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Indemnification Claim and retain counsel, including local counsel, separate from indemnifying party's counsel. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Indemnification Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Indemnification Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Indemnification Claim. Regardless of which party is controlling the defense of any Indemnification Claim, both the indemnifying party and the indemnified party shall act in good faith and no settlement of such Indemnification Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to all applicable indemnified parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statement relating to or submitted in connection with the defense of any such Indemnification Claim, and timely notices of any hearing or other court proceeding relating to such Indemnification Claim. No indemnifying party shall, without the written consent of the applicable indemnified party, effect a settlement or compromise of, or consent to the entry of any judgment with respect to, any Indemnified Claim (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of all applicable indemnified parties for all liability arising out of or relating to such Indemnified Claim and involves the payment by the indemnifying party of only monetary damages. Notwithstanding the foregoing, in any matter no indemnifying party shall be liable under this Agreement for the fees and expenses of more than one counsel for the JSC Indemnified Parties, the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, in addition to one local counsel.

               (e) An indemnifying party shall also be liable for and pay promptly the fees and expenses (including the fees and expenses of counsel) incurred by an indemnified party in enforcing its indemnification rights hereunder.


                                   ARTICLE 9
                                  Termination

               Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of JSC, Buyer and MSLEF by written notice to the other parties hereto. This Agreement shall automatically terminate if the Merger Agreement is terminated.

               Section 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party to any other party, including liability for damages, except that (x) the agreements contained in Section 8.02 shall survive the termination hereof with respect to any right of indemnity thereunder if notice of the events or other matters giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought no later than 18 months following termination, (y) this Section 9.02 shall survive the termination hereof and (z) no such termination shall relieve any party hereto from liability for breach of this Agreement.


                                  ARTICLE 10
                                 Miscellaneous


               Section 10.1. The Guaranty, etc. (a) The Guarantor hereby agrees to cause Buyer to perform in full all of its obligations (including, without limitation, its obligation to pay the amounts specified in Sections 2.02 and 2.05 and its obligation to pay any amounts due pursuant to Section 8.02) pursuant to this Agreement (as the same may hereafter be amended). The Guarantor hereby further unconditionally guarantees the full and punctual payment of all amounts payable by Buyer under this Agreement. Upon failure by the Buyer to pay punctually any such amount, Guarantor shall forthwith on demand pay the amount not so paid.

               (b) The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the corporate existence, structure or ownership of the Buyer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or its assets or any resulting release, discharge or amendment of any obligation of the Buyer contained in this Agreement.

               (c) The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Buyer or any other person or entity.

               Section 10.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

               if to Guarantor, to

                     Jefferson Smurfit Group plc
                     Beech Hill, Clonskeogh
                     Dublin 4, Ireland
                     Attention: Michael Pettigrew
                     Fax: 353-1-269-4481

               if to Buyer, to:

                     Smurfit International B.V.
                     Strawinskylaan 2001
                     Amsterdam 1077ZZ, The Netherlands
                     Attention: Rokin Corporate Services, B.V.
                     Fax: 31-20-546-0717

                     in either case, with a copy to:

                     Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, New York  10019
                     Attention: Steven A. Rosenblum, Esq.
                     Fax:  (212) 403-2000

                     William Fry
                     Fitzwilton House,
                     Wilton Place,
                     Dublin 2, Ireland
                     Attention: Houghton Fry, Esq.
                     Fax: 353-1-639-5333

               if to Sellers, to:

                     Morgan Stanley Leveraged Equity Fund II, Inc. 1221 Avenue of the Americas
                     New York, New York 10020
                     Attention: Alan E. Goldberg
                     Fax: (212) 762-6466

                     with a copy to:

                     Morgan Stanley Capital Partners
                     1221 Avenue of the Americas
                     New York, New York 10020
                     Attention: Peter R. Vogelsang, Esq.
                     Fax: (212) 762-6466

                     and

                     Leeway & Co.
                     c/o State Street and Trust Company
                     1 Enterprise Drive
                     North Quincy, Massachusetts 02171
                     Attention: Kim Moynihan
                     Fax: (617) 537-6567

                     with a copy to:

                     J.P. Morgan Investment Management, Inc.
                     522 Fifth Avenue
                     New York, NY 10036
                     Attention: Eduard Beit
                     Fax: (212) 837-1301

                     Art Siler, Esq.
                     Ropes & Gray
                     One International Place
                     Boston, MA 02110-2624
                     Fax: (617) 951-7050

                     and

                     General Motors Investment
                       Management Corporation
                     767 Fifth Avenue, 16th Floor
                     New York, New York 10153
                     Attention: S. Lawrence Rusoff,
                                  Portfolio Manager


                     with a copy to:

                     Mellon Bank, N.A.
                     One Mellon Bank Center
                     Pittsburgh, PA 15258-0001
                     Attention: Laurie A. Adams,
                                  Account Manager
                     Fax: (412) 236-4225

                     Gerald S. Backman, Esq.
                     Weil, Gotshal & Manges
                     767 Fifth Avenue
                     New York, NY 10153
                     Fax: (212) 310-8007

                     If to JSC, to:

                     Jefferson Smurfit Corporation
                     Jefferson Smurfit Centre
                     8182 Maryland Avenue
                     St. Louis, MO 63105
                     Attention: Patrick Moore, Vice President and
                                  Chief Financial Officer
                     Fax: (314) 746-1184

                     with a copy to:

                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, NY 10017
                     Attention: John R. Ettinger, Esq.
                     Fax: (212) 450-4800

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 10.3. Expenses. Except as provided in the Merger Agreement, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense; provided that Buyer and all Sellers (as a group) will share equally any transfer taxes payable in the United States in connection with the purchase and sale of the Shares hereunder and that JSC shall pay at the Closing the fees of legal counsel and financial advisor to Buyer and Guarantor in connection with the transactions contemplated hereby and pursuant to the Merger Agreement as and to the extent further provided in a letter of even date herewith.

               Section 10.4. Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               Section 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to any one or more of its direct or indirect subsidiaries, the right to purchase all or a portion of the Shares and First Plaza Group Trust and Leeway & Co. shall have the right to assign this Agreement to one or more successor trustees, plans or nominees for, or successors by reorganization of, a qualified pension plan trust holding the Shares set forth in Schedule A hereto, but no such transfer or assignment will relieve Buyer, First Plaza Group Trust or Leeway & Co. of its obligations hereunder.

               Section 10.6. Amendments and Waivers. (a) Subject to Section 10.07, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer, Guarantor, JSC and MSLEF, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 10.7. Agreement of Sellers. The Sellers (including MSLEF) agree to be bound by any amendments, termination, waivers or other determinations made hereunder by MSLEF; provided that no such determination shall discriminate among the Sellers.

               Section 10.8. Stockholders' Agreement. The Stockholders' Agreement and the related Registration Rights Agreement shall terminate as of the Closing. Between the date hereof and the Closing, or the termination of this Agreement if earlier, the MS Holders (as defined in the Stockholders' Agreement) collective ownership of Common Stock shall be deemed to remain in Tier I (as defined therein) for purposes of the Stockholders' Agreement and JSC's By-laws, irrespective of sales or transfers by the MS Holders during such time. Notwithstanding the foregoing, in the event of termination of this Agreement, the provisions of the Stockholders' Agreement (and the related Registration Rights Agreement) shall thereafter remain in full force and effect, including the provisions thereof that affect the rights of MS Holders as a result of sales or transfers by the MS Holders (whether prior to or after such termination).

               Section 10.9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of the State of New York.

               Section 10.10. WAIVER OF JURY TRIAL, ETC. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND TO WAIVE ANY OBJECTION AS TO VENUE IN, THE FEDERAL OR STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF DELIVERED OR SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.02 HEREOF.

               Section 10.11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

               Section 10.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 10.13. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the parties hereto and the transactions contemplated hereby, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

               Section 10.14. Representations, Warranties, Covenants and Agreements. References in representations, warranties, covenants and agreements in this Agreement to the "transactions contemplated by this Agreement" (and similar references) shall not be deemed to include the Merger. The parties agree that they are making no representations and warranties except as expressly set forth herein.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SMURFIT INTERNATIONAL B.V.


                                    By:   /s/ Houghton Fry
                                       -------------------------------------
                                       Name:  Houghton Fry
                                       Title: Attorney-in-Fact


                                    JEFFERSON SMURFIT GROUP PLC


                                    By:   /s/ Raymond M. Curran
                                       -------------------------------------
                                       Name:  Raymond M. Curran
                                       Title: Finance Director


                                    JEFFERSON SMURFIT CORPORATION


                                    By:   /s/ Patrick J. Moore
                                       -------------------------------------
                                       Name:  Patrick J. Moore
                                       Title: Vice President and Chief
                                              Financial Officer


SELLERS:                            THE MORGAN STANLEY LEVERAGED
                                    EQUITY FUND II, L.P.

                                    By: MORGAN STANLEY LEVERAGED
                                        EQUITY FUND, INC., its General
                                        Partner

                                    By:   /s/ Alan E. Goldberg
                                       -------------------------------------
                                       Name:  Alan E. Goldberg
                                       Title: Vice Chairman

                                    By:   /s/ Michael M. Janson
                                       -------------------------------------
                                       Name:  Michael M. Janson
                                       Title: Managing Director


                                    MORGAN STANLEY LEVERAGED
                                    EQUITY FUND II, INC.


                                    By:   /s/ Alan E. Goldberg
                                       -------------------------------------
                                       Name:  Alan E. Goldberg
                                       Title: Vice Chairman


                                    SIBV/MS EQUITY INVESTORS, L.P.

                                    By: Morgan Stanley Equity Investors Inc.
                                        (general partner)


                                    By:   /s/ Alan E. Goldberg
                                       -------------------------------------
                                       Name:  Alan E. Goldberg
                                       Title: Vice Chairman


                                    FIRST PLAZA GROUP TRUST

                                    By: Mellon Bank, N.A., solely in its
                                        capacity as trustee for First Plaza
                                        Group Trust (as directed by General
                                        Motors Investment Management
                                        Corporation) and not in its individual
                                        capacity


                                    By:   /s/ Bernadette A. Rist
                                       -------------------------------------
                                       Name:  Bernadette A. Rist
                                       Title: Authorized Signatory


                                    LEEWAY & CO.

                                    By: State Street Bank and Trust Company,
                                        a partner



                                    By:   /s/ Kimberly A. Moynihan
                                       -------------------------------------
                                       Name:  Kimberly A. Moynihan
                                       Title: Assistant Secretary


                                                                    SCHEDULE A


                                                               Number of
                                                             Shares to be
         Sellers                                            sold by Seller
         -------                                            --------------

         Morgan Stanley Leveraged
         Equity Fund II, Inc....................                   525,960

         The Morgan Stanley Leveraged
         Equity Fund II, L.P....................                15,340,643

         SIBV/MS Equity Investors, L.P..........                   113,296

         First Plaza Group Trust................                 2,512,563

         Leeway & Co............................                 1,507,538

               Total............................                20,000,000
                                                                ==========